Exhibit 20.1



                          AGREEMENT AND PLAN OF MERGER

                                     between

                        BANKUNITED FINANCIAL CORPORATION

                                       AND

                                  CENTRAL BANK

                              December 30th, 1997



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                                TABLE OF CONTENTS

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ARTICLE I.........................................................................................................1
CERTAIN DEFINITIONS...............................................................................................1
1.01     Certain Definitions......................................................................................1

ARTICLE II........................................................................................................5
THE MERGER AND RELATED TRANSACTIONS...............................................................................5
2.01     Merger...................................................................................................5
2.02     Time and Place of Closing................................................................................6
2.03     Effective Time...........................................................................................6
2.04     Further Actions..........................................................................................6

ARTICLE III.......................................................................................................7
MANNER OF CONVERTING SHARES.......................................................................................7
3.01     Conversion...............................................................................................7

ARTICLE IV........................................................................................................8
EXCHANGE OF SHARES................................................................................................8
4.01     Exchange Procedures......................................................................................8
4.02     Voting and Dividends.....................................................................................9

ARTICLE V.........................................................................................................9
REPRESENTATIONS AND WARRANTIES OF CENTRAL ........................................................................9
5.01     Organization, Standing, and Authority....................................................................9
5.02     Central Capital Stock...................................................................................10
5.03     Subsidiaries............................................................................................10
5.04     Authorization of Merger and Related Transactions........................................................11
5.05     Central Financial Statements............................................................................11
5.06     Absence of Undisclosed Liabilities......................................................................12
5.07     Commitments.............................................................................................12
5.08     Tax Matters.............................................................................................12
5.09     Allowance for Loan Losses...............................................................................13
5.10     Other Tax and Regulatory Matters........................................................................13
5.11     Properties..............................................................................................13
5.12     Compliance with Laws....................................................................................14
5.13     Employee Benefit Plans..................................................................................14
5.14     Commitments and Contracts...............................................................................16
5.15     Material Contract Defaults..............................................................................16
5.16     Legal Proceedings.......................................................................................17
5.17     Absence of Certain Changes or Events....................................................................17
5.18     Reports.................................................................................................17
5.19     Statements True and Correct.............................................................................17


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5.20     Insurance...............................................................................................18
5.21     Labor...................................................................................................18
5.22     Material Interests of Certain Persons...................................................................18
5.23     Registration Obligations................................................................................18
5.24     Brokers and Finders.....................................................................................18
5.25     Takeover Laws...........................................................................................19
5.26     Environmental Matters...................................................................................19
5.27     Support of Stockholders.................................................................................19

ARTICLE VI.......................................................................................................19
REPRESENTATIONS AND WARRANTIES OF BANKUNITED.....................................................................19
6.01     Organization............................................................................................19
6.02     BankUnited Capital Stock................................................................................20
6.03     Subsidiaries............................................................................................20
6.04     Authorization of Merger and Related Transactions........................................................20
6.05     Financial Statements....................................................................................21
6.06     Securities Reporting Documents..........................................................................21
6.07     Absence of Undisclosed Liabilities......................................................................22
6.08     Absence of Certain Changes or Events....................................................................22
6.09     Compliance with Laws....................................................................................22
6.10     Allowance for Loan Losses...............................................................................23
6.11     Statements True and Correct.............................................................................23
6.12     Capital Stock...........................................................................................23
6.13     Properties..............................................................................................23
6.14     Tax and Regulatory Matters..............................................................................24
6.15     Litigation..............................................................................................24
6.16     Brokers and Finders.....................................................................................24
6.17     Material Contract Defaults..............................................................................24
6.18     Insurance...............................................................................................24

ARTICLE VII......................................................................................................25
CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME................................................................25
7.01     Conduct of Business Prior to the Effective Time.........................................................25
7.02     Forbearances of Central.................................................................................25

ARTICLE VIII.....................................................................................................27
ADDITIONAL AGREEMENTS............................................................................................27
8.01     Access and Information..................................................................................27
8.02     Registration Statement; Regulatory Matters..............................................................28
8.03     Stockholders' Approval..................................................................................28
8.04     Press Releases..........................................................................................29
8.05     Notice of Defaults......................................................................................29
8.06     Miscellaneous Agreements and Consents; Affiliates Agreements............................................29


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8.07     Indemnification of Central .............................................................................29
8.08     Certain Change of Control Matters.......................................................................30
8.09     Stock Exchange Listing..................................................................................30
8.10     Employee Benefits.......................................................................................30
8.11     Certain Actions.........................................................................................31
8.12     Acquisition Proposals...................................................................................31
8.13     Termination Fee.........................................................................................31

ARTICLE IX.......................................................................................................32
CONDITIONS.......................................................................................................32
9.01     Conditions to Each Party's Obligation to Effect the Merger..............................................32
9.02     Conditions to Obligations of Central to Effect the Merger...............................................33
9.03     Conditions to Obligations of BankUnited to Effect the Merger............................................34

ARTICLE X........................................................................................................35
TERMINATION......................................................................................................35
10.01    Termination.............................................................................................35
10.02    Intentionally Deleted...................................................................................36
10.03    Effect of Termination...................................................................................36
10.04    Survival of Representations, Warranties and Covenants Following the Effective Time......................36

ARTICLE XI.......................................................................................................36
GENERAL PROVISIONS...............................................................................................36
11.01    Expenses................................................................................................36
11.02    Entire Agreement........................................................................................36
11.03    Amendments..............................................................................................37
11.04    Waivers.................................................................................................37
11.05    No Assignment...........................................................................................37
11.06    Notices.................................................................................................37
11.07    Specific Performance....................................................................................38
11.08    Governing Law...........................................................................................38
11.09    Counterparts............................................................................................38
11.10    Captions................................................................................................38
11.11    Severability............................................................................................38

                                LIST OF EXHIBITS

Exhibit A         Board of Directors of Surviving Corporation
Exhibit B         Offices of Surviving Corporation
Exhibit C         Voting Agreement Pursuant to Section 5.27
Exhibit D         Rule 145 Affiliate Agreement Pursuant to Section 8.06


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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of December 30th, 1997, between BANKUNITED FINANCIAL CORPORATION ("BankUnited"), a Florida corporation and CENTRAL BANK, a Florida chartered commercial bank ("Central").

                                   WITNESSETH:

         WHEREAS, pursuant to the terms and subject to the conditions of this Agreement, BankUnited will acquire Central through the merger of Central with and into BankUnited's wholly owned subsidiary, BankUnited, FSB or by such other means as provided for herein (the "Merger"); and

         WHEREAS, the respective Boards of Directors of BankUnited and Central have resolved that the transactions described herein are in the best interests of the parties and their respective stockholders and have approved the transactions described herein, and

         WHEREAS, BankUnited and Central desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement; and

         WHEREAS, BankUnited has conducted a due diligence investigation of Central based, in part, on the Central Disclosure Schedule;

         NOW THEREFORE, in consideration of the premises and the mutual representations, warranties and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         1.01 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the meanings ascribed in this Article I.

                  (a) "Acquisition Event" shall have the meaning set forth in
         Section 8.13.

                  (b) "Acquisition Proposal" shall have the meaning set forth in
         Section 8.12.

                  (c) "Acquisition Transaction" shall have the meaning set forth in Section 8.12.

                  (d) "Affiliate" shall mean, with respect to any Person, any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person.

                  (e) "Agreement" shall have the meaning set forth in the introduction to this Agreement.



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                  (f) "Allowance" shall have the meaning set forth in Section
         5.09.

                  (g) "Approvals" shall mean any and all permits, consents, authorizations and approvals of any governmental or regulatory authority or of any other third person necessary to give effect to the arrangement contemplated by this Agreement or necessary to consummate the Merger.

                  (h) "Authorizations" shall have the meaning set forth in
         Section 5.01.

                  (i) "BankUnited Common Stock" shall mean the Series I Class A Common Stock of BankUnited.

                  (j) "BankUnited Financial Statements" shall have the meaning set forth in Section 6.05.

                  (k) "BankUnited SEC Documents" shall have the meaning set forth in Section 6.05.

                  (l) "BankUnited" shall have the meaning set forth in the introduction to this Agreement.

                  (m) "Central " shall have the meaning set forth in the introduction to this Agreement.

                  (n) "Central Benefit Plans" shall have the meaning set forth in Section 5.13(a).

                  (o) "Central Board" shall mean the Board of Directors of Central.

                  (p) "Central Common Stock" shall mean the common stock, par value $.01 per share, of Central.

                  (q) "Central Disclosure Schedule" shall mean that document containing the written detailed information prepared by Central and heretofore delivered by Central to BankUnited which appropriately cross-references each Section of the Agreement to which that Section of the Central Disclosure Schedule applies.

                  (r) "Central ERISA Plan" shall have the meaning set forth in
         Section 5.13(a).

                  (s) "Central Financial Statements" shall have the meaning set forth in Section 5.05.

                  (t) "Central's Net Worth" shall mean the net worth of Central as determined in accordance with GAAP as at the month end prior to the Effective Time and as adjusted for events occurring between such month end and the Effective Time which either individually or in the aggregate have had or immediately will have a Material Adverse Effect on Central.

                  (u) "Closing Net Worth" shall mean Central's Net Worth, but not including (i) filing fees paid to regulatory authorities or to the SEC in connection with the approvals for the transaction, other cost of this transaction including, without limitation, legal fees of Central, employee severance costs, printing costs and finder's fees up to a maximum pre-tax sum not to exceed $850,000, the estimated amounts of which are set forth on Central Disclosure Schedule


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         1.01(u); (ii) depreciation or appreciation of individual investments in
         Central's investment portfolio subsequent to the date hereof.

                  (v) "Closing" shall have the meaning set forth in Section
         2.02.

                  (w) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

                  (x) "Condition" shall have the meaning set forth in Section 5.01.

                  (y) "Current Employee" shall have the meaning set forth in
         Section 8.10.

                  (z) "Effective Time" shall have the meaning set forth in
         Section 2.03.

                  (aa) "Employee" shall mean any current or former employee, officer or director, independent contractor or retiree of Central and any dependent or spouse thereof.

                  (ab) "Environmental Law" shall have the meaning set forth in
         Section 5.26.

                  (ac) "ERISA" shall have the meaning set forth in Section 5.13.

                  (ad) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (ae) "Exchange Agent" shall have the meaning set forth in
         Section 3.01(c).

                  (af) "Exchange Ratio" shall have the meaning set forth in
         Section 3.01(a).

                  (ag) "Expenses" shall have the meaning set forth in Section 8.13.

                  (ah) "FDIA" shall mean the Federal Deposit Insurance Act.

                  (ai) "FDIC" shall mean the Federal Deposit Insurance Corporation.

                  (aj) "FMV" shall mean the average closing price for BankUnited Common Stock on the NASDAQ System computed for the 20-day trading period ending three business days prior to Closing.

                  (ak) "GAAP" shall mean generally accepted accounting principles in the United States.

                  (al) "Hired Employees" shall have the meaning set forth in
         Section 8.10.

                  (am) "HOLA" shall mean the Home Owners' Loan Act of 1933, as amended.

                  (an) "In the Ordinary Course" shall have the meaning set forth in Section 7.02(a).


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                  (ao) "Indemnified Party" shall have the meaning set forth in
         Section 8.07.

                  (ap) "Liens" shall have the meaning set forth in Section 5.03.

                  (aq) "Material Adverse Effect" shall mean any event, occurrence or circumstance which (a) has or is reasonably likely to have a material adverse effect on the financial condition, results of operations, business or prospects of Central, taken as a whole, or BankUnited and its Subsidiaries, taken as a whole, as applicable, or
         (b) would materially impair such party's ability to perform its obligations under this Agreement or the consummation of any of the transactions contemplated hereby, provided, that Material Adverse Effect shall not be deemed to include any effect resulting from (i) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (ii) changes in GAAP or regulatory accounting principles or requirements; or
         (iii) fees and expenses of counsel, accountants, and advisors, and costs related to this Agreement.

                  (ar) "Merger" shall have the meaning set forth in the recitals to this Agreement.

                  (as) "NASD" shall mean the National Association of Securities Dealers, Inc.

                  (at) "NASDAQ" shall mean the NASDAQ Stock Market, Inc.

                  (au) "OTS" shall mean the Office of Thrift Supervision.

                  (av) "Person" or "person" shall mean any individual, corporation, association, partnership, group (as defined in Section 13(d)(3) of the Exchange Act), joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

                  (aw) "Proxy Statement" shall have the meaning set forth in
         Section 5.19.

                  (ax) "Registration Statement" shall have the meaning set forth in Section 5.19.

                  (ay) "Regulatory Agreement" shall have the meaning set forth in Section 5.12(b).

                  (az) "Regulatory Authorities" shall have the meaning set forth in Section 5.12(b).

                  (ba) "Reports" shall have the meaning set forth in Section
         5.18.

                  (bb) "SEC" shall mean the Securities and Exchange Commission.

                  (bc) "Securities Act" shall mean the Securities Act of 1933, as amended.

                  (bd) "Securities Laws" shall have the meaning set forth in
         Section 5.04(c).


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                  (be) "Securities Reporting Documents" shall have the meaning set forth in Section 6.06.

                  (bf) "Stockholders' Meeting" shall have the meaning set forth in Section 5.19.

                  (bh) "Subsidiary" shall mean, in the case of either BankUnited or Central, any corporation, association or other entity in which it owns or controls, directly or indirectly, 25% or more of the outstanding voting securities or 25% or more of the total equity interest; provided, however, that the term shall not include any such entity in which such voting securities or equity interest is owned or controlled in a fiduciary capacity, without sole voting power, or was acquired in securing or collecting a debt previously contracted in good faith.

                  (bg) "Surviving Corporation" shall have the meaning set forth in Section 2.01(a).

                  (bh) "Tax Return" shall mean any report, return, information return or other information required to be supplied to a taxing authority in connection with Taxes, including, without limitation, any return of an affiliated or combined or unitary group that includes Central or its Subsidiaries.

                  (bi) "Tax" or "Taxes" shall mean all federal, state, local and foreign taxes, charges, fees, levies, imposts, duties or other assessments, including, without limitation, income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, foreign government or subdivision or agency thereof, including, without limitation, any interest, penalties or additions thereto.

                  (bj) "Termination Fee" shall have the meaning set forth in
         Section 8.13.

                  (bk) "Voting Power" shall mean the right to vote generally in the election of Directors of Central through the beneficial ownership of Central Common Stock.

                                   ARTICLE II

                       THE MERGER AND RELATED TRANSACTIONS

         2.01     MERGER.

                  (a) Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.03 of this Agreement), Central shall be merged with and into BankUnited's wholly owned subsidiary, BankUnited, FSB, in accordance with the provisions of applicable law


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         and with the effect provided therein. The separate corporate existence of Central shall thereupon cease, and BankUnited, FSB shall be the surviving corporation in the Merger (the "Surviving Corporation").

                  (b) As of the Effective Time, the articles of incorporation and the bylaws of BankUnited, FSB shall be the articles of incorporation and the bylaws of the Surviving Corporation.

                  (c) The directors and officers of BankUnited, FSB immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, in each case, until their respective successors are duly elected and qualified.

                  (d) All assets of Central as they exist at the Effective Time shall pass to and vest in the Surviving Corporation without any conveyance or other transfer. The Surviving Corporation shall be responsible and liable for all of the liabilities of every kind and description of Central as of the Effective Time.

                  (e) The name of the Surviving Corporation shall be BankUnited, FSB. The location of the home office of the Surviving Corporation shall be 255 Alhambra Circle, Coral Gables, Florida 33134. The locations of offices of the Surviving Corporation are set forth in Exhibit B hereto.

                  (f) Upon the consummation of the Merger, the savings account holders of Central Bank shall be issued savings accounts of the Surviving Corporation containing substantially the same terms and conditions as those issued by Central Bank.

         2.02 TIME AND PLACE OF CLOSING. The closing of the transactions contemplated hereby (the "Closing") will take place at the offices of Stuzin and Camner, P. A. in Miami, Florida at 10:00 A.M. on the date that the Effective Time occurs, or at such other time, and at such other place, as may be mutually agreed upon by BankUnited and Central.

         2.03 EFFECTIVE TIME. The effective time of the consummation of the Merger (the "Effective Time") shall occur on or promptly after the first business day following the last to occur of (i) the date that is 30 days after the date of the last order of the appropriate regulatory authorities approving the Merger, (ii) the effective date of the last order, approval, or exemption of any other federal or state regulatory agency approving or exempting the Merger, if such action is required, (iii) the expiration of all required waiting periods after the filing of all notices to all federal or state regulatory agencies required for consummation of the Merger, and (iv) the date on which the stockholders of Central approve this Agreement, in each case as contemplated hereby. The Effective Time may occur at such other date and time as the parties hereto shall agree to in writing.

         2.04 FURTHER ACTIONS. To facilitate the Merger , each of the parties will execute such additional agreements and documents and take such other actions as BankUnited reasonably determines to be necessary or appropriate to effect the intent of this Agreement, provided such action does not impose any additional liabilities on Central or diminish Central's benefits under this Agreement.


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                                   ARTICLE III

                           MANNER OF CONVERTING SHARES

         3.01     CONVERSION.

                  (a) Subject to the provisions of this Article III and of
         Article I, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the constituent corporations shall be converted as follows:

                           (i) Each share of capital stock of BankUnited, FSB
                  issued and outstanding immediately prior to the Effective Time shall remain outstanding as one share of capital stock of the Surviving Corporation;

                           (ii) Subject to adjustment as described in subsection
                  (b) hereof, each share of Central Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and become the right to receive 3.37 shares of BankUnited Common Stock, provided, however, that

                           (1) if the fair market value ("FMV") of BankUnited
                  Common Stock is more than $14.30 per share, the Exchange Ratio shall be computed as follows:

                      3.37 X (14.30 + ((FMV - 14.30) X .5))
                      -------------------------------------
                                       FMV

                           (2) or if the FMV of BankUnited Common Stock is less
                  than $11.70 per share, the Exchange Ratio shall be computed as follows:

                                  3.37 X 11.70
                                  ------------
                                       FMV

                           (3) or if the FMV of BankUnited Common Stock is less
                  than $9.50 per share the Exchange Ratio will be 4.15; provided, however, that if the FMV is less than $9.50 per share then this Agreement may be terminated in accordance with
                  Section 10.01(a).

         FMV shall be determined by using the average closing price for BankUnited Common Stock on the NASDAQ System computed for the 20-day trading period ending three business days prior to the Effective Time.

                  (b) Notwithstanding any other provision of this Agreement, each holder of shares of Central capital stock exchanged pursuant to the Merger, who would otherwise have been entitled to receive a fraction of a share of BankUnited Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of BankUnited Common Stock multiplied by FMV. No such holder will be entitled to dividends, voting rights or any other rights as a stockholder in respect of any fractional share.


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                  (c) At the Effective Time, the stock transfer books of Central shall be closed as to holders of Central capital stock immediately prior to the Effective Time and no transfer of Central capital stock by any such holder shall thereafter be made or recognized. If, after the Effective Time, certificates are properly presented in accordance with
         Article IV of this Agreement to the exchange agent, American Stock Transfer and Trust Company (the "Exchange Agent"), such certificates shall be canceled and exchanged for certificates representing the appropriate number of shares of BankUnited Common Stock and a check representing the amount of cash in lieu of fractional shares, if any, into which the Central capital stock represented thereby was converted in the Merger. Any other provision of this Agreement notwithstanding, neither BankUnited nor the Exchange Agent shall be liable to a holder of Central capital stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law. In the event any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may reasonably direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the BankUnited Common Stock deliverable in respect thereof pursuant to this Agreement.

                                   ARTICLE IV

                               EXCHANGE OF SHARES

         4.01 EXCHANGE PROCEDURES. Promptly after the Effective Time (but in no event more than three business days following the Effective Time), BankUnited and Central shall cause the Exchange Agent to mail appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Central capital stock shall pass, only upon proper delivery of such certificates to the Exchange Agent) to the former stockholders of Central . After the Effective Time, each holder of shares of Central capital stock issued and outstanding at the Effective Time (other than shares to be canceled pursuant to Section 3.01(b)) shall surrender the certificate or certificates theretofore representing such shares, together with such transmittal materials properly executed, to the Exchange Agent and promptly upon surrender (but in no event more than three business days following receipt by the Exchange Agent) shall receive in exchange therefor the consideration provided in Section 3.01 of this Agreement. The certificate or certificates for Central capital stock so surrendered shall be duly endorsed as the Exchange Agent may require. To the extent provided by
Section 3.01 (c), each holder of shares of Central capital stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional shares of BankUnited Common Stock to which such holder would otherwise be entitled. BankUnited shall not be obligated to deliver the consideration to which any former holder of Central capital stock is entitled as a result of the Merger until such holder surrenders his certificate or certificates representing shares of Central capital stock for exchange as provided in this Article IV or, in the case of a certificate which has been lost, stolen or destroyed, the Exchange Agent receives an appropriate affidavit and/or bond as provided in Section 3.01(c). In addition, certificates surrendered for exchange by any person constituting an "affiliate" of Central for purposes of Rule 145(c) under the Securities Act shall not be exchanged for certificates representing whole shares of BankUnited


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Common Stock until BankUnited has received a written agreement from such person as provided in Section 8.06. Certificates representing BankUnited Common Stock issued in the Merger to any person constituting an "affiliate" of Central for purposes of Rule 145(c) under the Securities Act shall bear the following legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE
         SECURITIES ACT OF 1933, AS AMENDED, APPLIES. NO TRANSFER OF SUCH SHARES SHALL BE VALID OR EFFECTIVE UNTIL THE CONDITIONS OF SUCH RULE HAVE BEEN FULFILLED."

If any certificate for shares of BankUnited Common Stock, or any check representing cash, is to be issued in a name other than that in which a certificate surrendered for exchange is issued, the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the certificate surrendered or provide funds for their purchase or establish to the satisfaction of the Exchange Agent that such taxes are not payable.

         4.02 VOTING AND DIVIDENDS. Former stockholders of record of Central shall be entitled to vote after the Effective Time at any meeting of BankUnited stockholders the number of whole shares of BankUnited Common Stock into which their respective shares of Central capital stock are converted, regardless of whether such holders have exchanged their certificates representing Central capital stock for certificates representing BankUnited Common Stock in accordance with the provisions of this Agreement. Until surrendered for exchange in accordance with the provisions of Section 4.01, each certificate theretofore representing shares of Central capital stock shall from and after the Effective Time represent for all purposes only the right to receive shares of BankUnited Common Stock and cash, as set forth in this Agreement. No dividend or other distribution payable to the holders of record of BankUnited Common Stock, at or as of any time after the Effective Time, shall be paid to the holder of any certificate representing shares of Central capital stock issued and outstanding at the Effective Time until such holder physically surrenders such certificate for exchange as provided in Section 4.01, promptly after which time all such dividends or distributions shall be paid (without interest).

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF CENTRAL

         Central represents and warrants to BankUnited, subject to such exceptions and limitations as are set forth below or in the Central Disclosure Schedule, as follows:

         5.01 ORGANIZATION, STANDING, AND AUTHORITY. Central is a corporation duly organized validly existing and in good standing under the laws of the State of Florida. Central is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be duly qualified would have a material adverse effect on the financial condition, results of operations or business (the "Condition") of Central and its Subsidiaries on a consolidated basis or on the ability of Central to consummate the transactions contemplated hereby. Central has all


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

requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets, properties and business, except where the failure to have such power and authority would not have a Material Adverse Effect, and to execute and deliver this Agreement and perform the terms of this Agreement. Central has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses (collectively, "Authorizations") necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a Material Adverse Effect.

         5.02     CENTRAL CAPITAL STOCK.

                  (a) The authorized capital stock of Central consists of 900,000 shares of Common Stock. At September 30, 1997, there were outstanding 450,000 shares of Central Common Stock. All of the issued and outstanding shares of Central capital stock are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of the Central capital stock has been issued in violation of any preemptive rights or any provision of Central's Articles of Incorporation. As of September 30, 1997 no other shares of capital stock had been reserved for issuance for any purpose.

                  (b) Except as set forth in Section 5.02 of the Central Disclosure Schedule, there are no shares of capital stock, or other equity securities of Central outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Central or contracts, commitments, understandings or arrangements by which Central is or may be bound to issue any equity security of Central including any additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock. There are no contracts, commitments, understandings or arrangements by which Central or any of its Subsidiaries is or may be bound to transfer any shares of the capital stock of any Subsidiary of Central, except for a transfer to Central or any of its wholly owned Subsidiaries and except as set forth in Section 5.02 of the Central Disclosure Schedule, and there are no agreements, understandings or commitments relating to the right of Central to vote or to dispose of such shares, other than such as are held in a fiduciary capacity.

                  (c) Except as set forth in Section 5.02 of the Central Disclosure Schedule, there are no securities required to be issued by Central under any Central Stock Plan, dividend reinvestment plan or similar plan.

         5.03 SUBSIDIARIES. Section 5.03 of the Central Disclosure Schedule contains a complete list of Central's Subsidiaries. All of the issued and outstanding shares of each Subsidiary are owned by Central and no equity securities are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock. All of the shares of capital stock of each Subsidiary are fully paid and nonassessable and are owned free and clear of any claim, lien, pledge or encumbrance of whatsoever kind ("Liens"). Each Subsidiary (i) is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated or organized, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect, (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted and (iv) has in effect all Authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which Authorizations, individually or in the aggregate, would have a Material Adverse Effect.

         5.04     AUTHORIZATION OF MERGER AND RELATED TRANSACTIONS.

                  (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Central, including approval of the Merger by its Board of Directors, subject to the approval of the stockholders of Central with respect to the Merger to the extent required by applicable law. This Agreement, subject to any requisite regulatory and stockholder approval hereof with respect to the Merger, represents a valid and legally binding obligation of Central, enforceable against Central in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, and similar laws of general applicability affecting creditors rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

                  (b) Except as set forth in Section 5.04 of the Central Disclosure Schedule, neither the execution and delivery of this Agreement by Central, nor the consummation by Central of the transactions contemplated hereby nor compliance by Central with any of the provisions hereof will (i) conflict with or result in a breach of any provision of Central's Articles of Incorporation or bylaws or (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Lien upon, any property or assets of any of Central or its Subsidiaries pursuant to any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which any of them is a party or by which any of them or any of their properties or assets may be subject and that would individually or in the aggregate have a Material Adverse Effect, or (iii) subject to receipt of the requisite approvals referred to in Section 9.01 of this Agreement, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Central or its Subsidiaries or any of their properties or assets.

                  (c) Other than (i) in connection with complying with the provisions of applicable state corporate and securities laws, the Securities Act, the Exchange Act, and the rules and regulations of the SEC or the OTS promulgated thereunder (the "Securities Laws"), and (ii) consents, authorizations, approvals or exemptions required from the OTS, no notice to, filing with, authorization of, exemption by, or consent or approval of any public body or authority is necessary for the consummation by Central of the Merger and the other transactions contemplated in this Agreement.

         5.05 CENTRAL FINANCIAL STATEMENTS. Central (i) has delivered to BankUnited copies of the audited consolidated statements of financial condition of Central and its Subsidiaries as of December

31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1996, (ii) copies of the unaudited consolidated statement of financial condition and operations as of November 30, 1997; (iii) until the Closing will deliver to BankUnited promptly upon the filing thereof with any applicable regulatory authorities copies of the consolidated statements of financial condition and related consolidated statements of operations, stockholders' equity and cash flows included in any filing with any applicable regulatory authorities, and (iv) until the Closing will deliver to BankUnited within 20 days of the end of each month copies of monthly consolidated statements of financial condition and related consolidated statements of operations (collectively, the "Central Financial Statements"). The Central Financial Statements (as of the dates thereof and for the periods covered thereby) (A) are or will be in accordance with the books and records of Central and its Subsidiaries, which are or will be complete and accurate in all material respects and which have been or will have been maintained in accordance with good business practices, and (B) present or will present fairly the consolidated financial position and the consolidated results of operations, changes in stockholders' equity and cash flows of Central and its Subsidiaries as of the dates and for the periods indicated, in accordance with GAAP consistently applied except as disclosed, subject in the case of interim financial statements to normal recurring year-end adjustments and except for the absence of certain footnote information in the unaudited statements. Central has delivered to BankUnited (i) copies of all management letters prepared by Deloitte & Touche LLP (and any predecessor thereto) delivered to Central since January 1, 1994 and
(ii) copies of audited balance sheets and related statements of income, changes in stockholders' equity and cash flows for any Subsidiary of Central since January 1, 1992 for which a separate audit has been performed.

         5.06 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in the Central Disclosure Schedule, neither Central nor any of its Subsidiaries has any obligations or liabilities (contingent or otherwise) in the aggregate amount of $75,000 or more, except obligations and liabilities (i) which are fully accrued or reserved against in the consolidated balance sheet of Central and its Subsidiaries as of December 31, 1996 included in the Central Financial Statements or reflected in the notes thereto, or (ii) which were incurred after December 31, 1996 in the ordinary course of business consistent with past practice. Except as set forth in Section 5.06 of the Central Disclosure Schedule, since December 31, 1996 neither Central nor any of its Subsidiaries has incurred or paid any obligation or liability which would have a Material Adverse Effect.

         5.07 COMMITMENTS. Except as set forth in the Central Disclosure Schedule, neither Central nor any of its Subsidiaries has any liability or commitment to loan, fund or advance any money in an amount in excess of $250,000 in any single transaction with one of its customers or in aggregate transactions in excess of $500,000 with one of its customers.

         5.08 TAX MATTERS. Except as set forth in Section 5.08 of the Central Disclosure Schedule:

                  (a) All Tax Returns required to be filed by or on behalf of Central or any of its Subsidiaries have been timely filed, or requests for extensions have been timely filed, granted and have not expired, for periods ending on or before December 31, 1996, and all such returns filed are complete and accurate in all material respects and all taxes due have been timely paid.

                  (b) There are no audits, examinations, deficiencies or refund litigation or matters in controversy with respect to any Taxes that might reasonably be expected individually or in the aggregate to result in a determination the effect of which would have a Material Adverse Effect.

         All Taxes due with respect to completed and settled examinations or concluded litigation have been paid or adequately reserved for.

                  (c) Central has not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

                  (d) In the Judgement of Central Management, adequate provision for any Taxes due or to become due for Central and any of its Subsidiaries for any period or periods through and including November 30, 1997, has been made and is reflected on the November 30, 1997 financial statements included in the Central Financial Statements. In the Judgement of Central Management Estimated Tax payments have been paid as required by statute or regulation and in amounts determined in good faith based upon current estimates of any tax bill. Deferred Taxes of Central and its Subsidiaries have been provided for in the Central Financial Statements in accordance with GAAP, applied on a consistent basis.

                  (e) Central and its Subsidiaries have collected and withheld all Taxes which they have been required to collect or withhold and have timely submitted all such collected and withheld amounts to the appropriate authorities. Central and its Subsidiaries are in compliance with the back-up withholding and information reporting requirements under (1) the Code, and (2) any state, local or foreign laws, and the rules and regulations, thereunder.

                  (f) Neither Central nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract, agreement or other arrangement that could obligate it to make any payments that would not be deductible under Section 28OG of the Code.

         5.09 ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses (the "Allowance") shown on the consolidated statement of condition of Central and its Subsidiaries as of December 31, 1996 included in the Central Financial Statements and the Allowance shown on the consolidated statement of condition of Central and its Subsidiaries, as of November 30, 1997 and the dates subsequent to the execution of this Agreement included in the Central Financial Statements are sufficient in accordance with GAAP. Management is unaware of any specific changes in the financial condition of operations of any borrower, or group of borrowers, related by ownership or collateral, which, in the aggregate, could result in a Material Adverse Affect.

         5.10 OTHER TAX AND REGULATORY MATTERS. To the best knowledge of Central's management, neither Central nor any of its Subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368 of the Code, or (ii) materially impede or delay receipt of any approval referred to in
Section 9.01(e).

         5.11 PROPERTIES. Except as disclosed in any Reporting Document filed since December 31, 1996 and prior to the date hereof and except for Liens arising, in the ordinary course of business after the date hereof, Central and its Subsidiaries have good and marketable title, free and clear of all Liens that are material to the Condition of Central and its Subsidiaries on a consolidated basis, to all their material properties and assets whether tangible or intangible, real, personal or mixed, reflected in the Central Financial Statements as being owned by Central and its Subsidiaries as of the date hereof. All buildings, and all fixtures, equipment and other property and assets which are material to its business on a consolidated basis, held under leases or subleases by any of Central or its Subsidiaries are held under valid instruments enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability affecting creditors rights generally and by general principles of equity (whether applied in a proceeding at law or in equity). Substantially all of Central's and Central's Subsidiaries' equipment in regular use has been adequately maintained and is in good serviceable condition, reasonable wear and tear excepted.

         5.12     COMPLIANCE WITH LAWS.

                  (a) To the best knowledge of Central's management, except as set forth in Section 5.12(a) of the Central Disclosure Schedule, each of Central and its Subsidiaries is in compliance with all laws, rules, regulations, policies, guidelines, reporting and licensing requirements and orders applicable to its business or to its employees conducting its business, and with its internal policies and procedures except for failures to comply which will in the aggregate not result in a Material Adverse Effect.

                  (b) Except as set forth in Section 5.12(b) of the Central Disclosure Schedule, neither Central nor any of its Subsidiaries has received since January 1, 1995, any notification or communication from any agency or department of any federal, state or local government, including, the Florida Department of Banking, the FDIC, and the staffs thereof (collectively, the "Regulatory Authorities") (i) asserting that any of Central or its Subsidiaries is not in substantial compliance with any of the statutes, regulations, or ordinances which such agency, department or Regulatory Authority enforces, or the internal policies and procedures of such company, (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to the Condition of Central and its Subsidiaries on a consolidated basis,
         (iii) requiring or threatening to require Central or any of its Subsidiaries, or indicating that Central or any of its Subsidiaries may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to restrict or limit in any manner the operations of Central or any of its Subsidiaries, including, without limitation, any restriction on the payment of dividends, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner the operations of Central or any of its Subsidiaries, including, without limitation, any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence herein referred to as a "Regulatory Agreement").

                  (c) Neither Central nor any of its Subsidiaries has consented to or entered into any Regulatory Agreement which remains in effect as of the date of this Agreement.

                  (d) Neither Central nor any of its Subsidiaries is required by
         Section 32 of FDIA to give prior notice to a federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

         5.13     EMPLOYEE BENEFIT PLANS.

                  (a) Central has delivered to BankUnited prior to the execution of this Agreement true and complete copies, a list of which has been provided as Central Disclosure Schedule

         5.13(a) (or, in the case of bonus or other incentive plans, summaries thereof and financial data with respect thereto) of all material pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, sick pay, bonus or other material incentive plans, all other material employee programs, arrangements or agreements, whether arrived at through collective bargaining or otherwise, all material medical, vision, dental or other health plans, all life insurance plans and all other material employee benefit plans or fringe benefit plans, including, without limitation, all "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently adopted by, maintained by, sponsored in whole or in part by, or contributed to by Central or any of its Subsidiaries or any affiliate thereof for the benefit of any Employee or under which any Employee is eligible to participate and under which Central or any of its Subsidiaries could have any liability contingent or otherwise (collectively, the "Central Benefit Plans"). Any of the Central Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Central ERISA Plan." Any of the Central Benefit Plans pursuant to which Central is or may become obligated to, or obligated to cause any of its Subsidiaries or any other Person to, issue, deliver or sell shares of capital stock of Central or any of its Subsidiaries, or grant, extend or enter into any option, warrant, call, right, commitment or agreement to issue, deliver or sell shares, or any other interest in respect of capital stock of Central or any of its Subsidiaries, is referred to herein as a "Central Stock Plan." No Central Benefit Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA. Central has set forth in Section
         5.13 of the Central Disclosure Schedule (i) a list of all of the Central Benefit Plans, (ii) a list of Central Benefit Plans that are Central ERISA Plans, (iii) a list of Central Benefit Plans that are Central Stock Plans and (iv) a list of the number of shares covered by, exercise prices for, and holders of, all stock options granted and available for grant under the Central Stock Plans.

                  (b) To the best knowledge of Central's management, all Central Benefit Plans are in compliance with the applicable terms of ERISA and the Code and any other applicable laws, rules and regulations the breach or violation of which could reasonably be expected to result in a Material Adverse Effect.

                  (c) All liabilities under any Central Benefit Plan are fully accrued or reserved against in the Central Financial Statements in accordance with GAAP. No Central ERISA Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

                  (d) Neither Central nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Central Benefit Plan or otherwise, except as set forth in the Central Disclosure Schedule. There are no restrictions on the rights of Central or its Subsidiaries to amend or terminate any such Central Benefit Plan without incurring any material liability thereunder, except for such restrictions as would not have a Material Adverse Effect.

                  (e) Except as set forth in the Central Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby will (i) result in any payment (including, without limitation, severance, golden parachute or otherwise) becoming due to any Employees under any Central Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Central Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits.

         5.14 COMMITMENTS AND CONTRACTS. Except as set forth in the Central Disclosure Schedule, neither Central nor any of its Subsidiaries is a party or subject to, or has amended or waived any rights under, any of the following (whether written or oral, express or implied):

                  (a) any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any Employees, including in any such person's capacity as a consultant (other than those which are terminable at will by Central or such Subsidiary without cost to Central or any Subsidiary);

                  (b) any labor contract or agreement with any labor union;

                  (c) any contract not made in the usual, regular and ordinary course of business containing non-competition covenants which limit the ability of Central or any of its Subsidiaries to compete in any line of business or which involve any restriction of the geographical area in which Central or its Subsidiaries may carry on its business (other than as may be required by law or applicable Regulatory Authorities);

                  (d) any real or personal property lease with annual rental payments aggregating $5,000 or more;

                  (e) any employment or other contract requiring the payment of additional amounts as "change in control" payments as a result of transactions contemplated by this Agreement;

                  (f) any agreement with respect to (i) the acquisition of the assets or stock of another financial institution or (ii) the sale of one or more bank branches which would require additional payments by Central after the date of this Agreement;

                  (g) any outstanding interest rate exchange or other derivative contract;

                  (h) any commitment or contract to acquire real property, other than by lease; or

                  (i) any other agreement to which Central or any of its Subsidiaries is a party requiring payment by Central or any of its Subsidiaries in excess of $10,000 during the remainder of the term of such agreement, except as set forth in Section 5.14 of the Central Disclosure Schedule.

         5.15 MATERIAL CONTRACT DEFAULTS. Neither Central nor any of its Subsidiaries is, or has received any notice or has any knowledge that any party is in default in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which Central or any of its Subsidiaries is a party or by which Central or any of its Subsidiaries or the assets, business or operations thereof may be bound or affected or under which it or its respective assets, business or operations receives benefits, except for those defaults which would not have, individually or in the aggregate, a Material Adverse Effect and there has not occurred any event that with the lapse of time or the giving of notice of both would constitute such a default. No consent of any party to any contract to which Central or any of its Subsidiaries is a party is required in connection with the consummation of the transactions contemplated by this Agreement. The provisions of this Section are not intended to apply to loans.

         5.16 LEGAL PROCEEDINGS. Except as set forth in Section 5.16 of the Central Disclosure Schedule, there are no actions, suits, proceedings or investigations by Regulatory Authorities or any other Person instituted or pending or, to the best knowledge of Central 's management, threatened against Central or any of its Subsidiaries, or against any property, asset, interest or right of any of them, that might reasonably be expected to result in a judgment in excess of $10,000 or that might reasonably be expected to threaten or impede the consummation of the transactions contemplated by this Agreement. Neither Central nor any of its Subsidiaries is a party to any agreement or instrument or is subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule, regulation, code or ordinance that, individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect or might reasonably be expected to threaten or impede the consummation of the transactions contemplated by this Agreement.

         5.17 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1996, except as set forth in Section 5.17 of the Central Disclosure Schedule, neither Central nor any of its Subsidiaries has (A) incurred or paid any liability or obligation (contingent or otherwise) which individually or in the aggregate has had or is reasonably likely to have a Material Adverse Effect, (B) suffered any change in its Condition which individually or in the aggregate is reasonably likely to have a Material Adverse Effect, (C) failed to operate its business consistent in all material respects with past practice, or (D) changed any accounting practices, except as mandated by the Financial Accounting Standards Board.

         5.18 REPORTS. Since January 1, 1993, Central and each of its Subsidiaries have filed on a timely basis all reports and statements, together with all amendments required to be made with respect thereto (collectively "Reports"), that they were required to file with (i) the Florida Department of Banking, (ii) the FDIC, and (iii) any other applicable state securities or banking authorities (except, in the case of state securities authorities, filings which are not material). No Reports with respect to periods beginning on or after January 1, 1993, and until the Closing contained or will contain any information that was false or misleading with respect to any material fact or omitted or will omit to state any material fact necessary in order to make the statements therein not misleading and each such Report contained or will contain all information required to be stated therein.

         5.19 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by Central for inclusion in the registration statement on Form S-4, or other appropriate form, to be filed with the SEC by BankUnited under the Securities Act in connection with the transactions contemplated by this Agreement (the "Registration Statement"), or the proxy statement to be used by Central in connection with obtaining all required approvals of its stockholders as contemplated by this Agreement (the "Proxy Statement") will, in the case of the Proxy Statement, when it is first mailed to the stockholders of Central contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements are made, not misleading, or, in the case of the Registration Statement, when it becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of the stockholders of Central to be held pursuant to Section 8.03 of this Agreement, including any adjournments thereof (the "Stockholders' Meeting"), be false or misleading with respect to any material fact or omit to state any material fact necessary to correct any statement or remedy any omission in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that Central is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law. The information which is set forth in the Central Disclosure Schedule by Central for the purposes of this Agreement is true and accurate in all material respects.

         5.20 INSURANCE. In the judgment of Central's management, Central and each of its Subsidiaries are presently insured, and during each of the past five calendar years has been insured, for reasonable amounts against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. In the judgment of Central's management, the policies of fire, theft, banker's blanket bond, liability (including directors and officers liability insurance) and other insurance maintained with respect to the assets or businesses of Central and its Subsidiaries provide adequate coverage against all pending or threatened claims, and the fidelity bonds in effect as to which any of Central or any of its Subsidiaries is a named insured are sufficient for their purpose, except where the failure to have such coverage would not have a Material Adverse Effect. Such policies are listed and briefly described in Section 5.20 of the Central Disclosure Schedule.

         5.21 LABOR. No material work stoppage involving Central or its Subsidiaries is pending or, to the best knowledge of Central 's management, threatened. Neither Central nor any of its Subsidiaries is involved in, or, to the best knowledge of Central 's management, threatened with or affected by, any labor or other employment related dispute, arbitration, lawsuit or administrative proceeding which might reasonably be expected to have a Material Adverse Effect. Employees of Central and its Subsidiaries are not represented by any labor union, and, to the best knowledge of Central 's management, no labor union is attempting to organize employees of Central or any of its Subsidiaries.

         5.22 MATERIAL INTERESTS OF CERTAIN PERSONS. Except as set forth in the Central Disclosure Schedule, no executive officer or director of Central, nor any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such executive officer or director, has any material interest in any material contract or property real or personal, tangible or intangible, used in or pertaining to the business of Central or any of its Subsidiaries, other than loans made by Central to any such executive officer, director or associate.

         5.23 REGISTRATION OBLIGATIONS. Neither Central nor any of its Subsidiaries is under any obligation, contingent or otherwise, presently in effect or which will survive the Merger to register any of its securities under the Securities Act.

         5.24 BROKERS AND FINDERS. Except as set forth in Section 5.24 of the Central Disclosure Schedule, neither Central nor any of its Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees in connection with this Agreement or the transactions contemplated hereby.

         5.25 TAKEOVER LAWS. If applicable, Central has taken all steps necessary to irrevocably exempt the transactions contemplated by this Agreement from any applicable state or federal takeover law and from any applicable charter or contractual provision containing change of control or anti-takeover provisions.

         5.26 ENVIRONMENTAL MATTERS. To the best knowledge of Central's management, without inquiry, except as set forth in Section 5.26 of the Central Disclosure Schedule, neither Central, any of its Subsidiaries, nor any properties owned or operated by Central or any of its Subsidiaries or held as collateral by Central or any of its Subsidiaries has been or is in violation of or liable under any Environmental Law (as hereinafter defined) and no properties owned or leased by Central or any of its Subsidiaries or held as collateral by Central or any of its Subsidiaries, while owned or leased by Central or any of its Subsidiaries or while held as collateral by Central or any of its Subsidiaries, have been or are in violation of any Environmental Law, except for such violations or liabilities that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the best knowledge of Central 's management, threatened relating to the liability of any properties owned, leased or operated by Central or any of its Subsidiaries under any Environmental Law, except for liabilities or violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Regulatory Authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

         5.27 SUPPORT OF STOCKHOLDERS. To induce BankUnited to enter into this Agreement Central has obtained or will deliver within five (5) business days to BankUnited letter agreements from all directors who are stockholders, Michael Weintraub (in his fiduciary capacity) and Philip Frost, M.D. to the effect that they will vote in favor of the merger at the stockholder meeting and will otherwise support the merger.

                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF BANKUNITED

         BankUnited represents and warrants to Central as follows:

         6.01 ORGANIZATION, STANDING AND AUTHORITY. BankUnited is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. BankUnited is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be duly qualified would have a Material Adverse Effect . BankUnited has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets, properties and business, and to execute and deliver this Agreement and perform the terms of this Agreement. BankUnited is duly registered as a savings and loan holding company under the HOLA. BankUnited has all Authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a Material Adverse Effect.

         6.02 BANKUNITED CAPITAL STOCK. The authorized capital stock of BankUnited consists of 33,000,000 shares of BankUnited common stock and 10,000,000 shares of BankUnited Preferred Stock. At September 30, 1997, there were issued and outstanding 9,532,783 shares of BankUnited common stock and 2,175,296 shares of BankUnited Preferred Stock and no other shares of capital stock of any class. All of the issued and outstanding shares of BankUnited common stock and BankUnited Preferred Stock are duly and validly issued and outstanding and are fully paid and nonassessable.

         6.03 SUBSIDIARIES. Section 6.03 of the BankUnited Disclosure Schedule contains a complete list of BankUnited's Subsidiaries. Except as disclosed in ss. 6.03 of the BankUnited Disclosure Schedule, all of the issued and outstanding shares of each Subsidiary are owned by BankUnited and no equity securities are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock. All of the shares of capital stock of each Subsidiary are fully paid and nonassessable and are owned free and clear of any Liens. Each Subsidiary (i) is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated or organized, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on BankUnited, (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted and (iv) has in effect all Authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which Authorizations, individually or in the aggregate, would have a Material Adverse Effect on BankUnited.

         6.04     AUTHORIZATION OF MERGER AND RELATED TRANSACTIONS.

                  (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of BankUnited, including approval of the Merger by its Board of Directors. Stockholder approval is not required. This Agreement, subject to any requisite regulatory approval hereof with respect to the Merger, represents a valid and legally binding obligation of BankUnited, enforceable against BankUnited in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, and similar laws of general applicability affecting creditors rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

                  (b) Neither the execution and delivery of this Agreement by BankUnited, nor the consummation by BankUnited of the transactions contemplated hereby nor compliance by BankUnited with any of the provisions hereof will (i) conflict with or result in a breach of any provision of BankUnited's articles of incorporation or bylaws or (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Lien upon any property or assets of any of BankUnited or its Subsidiaries pursuant to any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which any of them is a party or by which any of them or any of their properties or assets may be subject, and that would, in any such event, have a Material Adverse Effect on BankUnited or the transactions contemplated hereby or thereby or (iii) subject to receipt of the requisite approvals referred to in Section 9.01 of this Agreement, violate any order, writ, injunction, decree, statute, rule or regulation applicable to BankUnited or any of its Subsidiaries or any of their properties or assets.

                  (c) Other than (i) in connection with complying with the provisions of applicable state corporate and securities laws, the Securities Act, the Exchange Act, and the rules and regulations of the SEC or the OTS promulgated thereunder (the "Securities Laws"), and (ii) consents, authorizations, approvals or exemptions required from the OTS, no notice to, filing with, authorization of, exemption by, or consent or approval of any public body or authority is necessary for the consummation by Central of the Merger and the other transactions contemplated in this Agreement.

         6.05 FINANCIAL STATEMENTS. BankUnited (i) has delivered, or will deliver promptly upon filing, to Central copies of the consolidated balance sheets and the related consolidated statements of income, consolidated statements of changes in shareholders' equity and consolidated statements of cash flows (including related notes and schedules) of BankUnited and its consolidated Subsidiaries as of and for the period ended September 30, 1997, and for the period ended September 30, 1996 included on an annual report filed or to be filed on Form 10-K by BankUnited pursuant to the Securities Laws (a "BankUnited SEC Document"), and (ii) until the Closing will deliver to Central promptly upon the filing thereof with the SEC copies of the consolidated balance sheets and related consolidated statements of income, consolidated statements of changes in shareholders' equity and consolidated statements of cash flows (including related notes and schedules) included in any BankUnited SEC Documents filed subsequent to the execution of this Agreement (clauses (i) and (ii) collectively, the "BankUnited Financial Statements"). The BankUnited Financial Statements (as of the dates thereof and for the periods covered thereby) (A) are or will be in accordance with the books and records of BankUnited and its Consolidated Subsidiaries, which are or will be complete and accurate in all material respects and which have been or will have been maintained in accordance with good business practices, and (B) present or will present fairly the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of BankUnited and its Subsidiaries as of the dates and for the periods indicated, in accordance with GAAP, subject in the case of interim financial statements to normal recurring year-end adjustments and except for the absence of certain footnote information in the unaudited statements.

         6.06 SECURITIES REPORTING DOCUMENTS. Since October 1, 1992, BankUnited and each of its Subsidiaries has filed on a timely basis all material reports, schedules, registration statements and definitive proxy statements ("Securities Reporting Documents"), together with all amendments required to be made with respect thereto, that they were required to file with (i) the SEC, including without limitation, all quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K, (ii) the OTS, (iii) the FDIC, (iv) any other applicable state securities or banking authorities (except in the case of state securities authorities, filings that were not material), and (v) the NASD. No Securities Reporting Document of BankUnited with respect to periods beginning on or after October 1, 1992 and until the Closing contained or will contain any information that was false or misleading with respect to any material fact or omitted or will omit to state any material fact necessary in order to make the statements therein not misleading and each Securities Reporting Document of BankUnited contained or will contain all information required to be stated therein.

         6.07 ABSENCE OF UNDISCLOSED LIABILITIES. Neither BankUnited nor any of its Subsidiaries has any obligations or liabilities (contingent or otherwise) in the aggregate amount of $630,000 or more, except obligations and liabilities (i) which are fully accrued or reserved against in the consolidated balance sheet of BankUnited and its Subsidiaries as of September 30, 1997 included in the BankUnited Financial Statements or reflected in the notes thereto, or (ii) which were incurred after September 30, 1997 in the ordinary course of business consistent with past practice. Since September 30, 1997 neither BankUnited nor any of its Subsidiaries has incurred or paid any obligation or liability which would have a Material Adverse Effect on BankUnited.

         6.08 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 1997, except as set forth in Section 6.08 of the BankUnited Disclosure Schedule, neither BankUnited nor any of its Subsidiaries has (A) incurred or paid any liability or obligation (contingent or otherwise) which individually or in the aggregate had or is reasonably likely to have a Material Adverse Effect on BankUnited, (B) suffered any change in its Condition which individually or in the aggregate is reasonably likely to have a Material Adverse Effect on BankUnited, (C) failed to operate its business consistent in all material respects with past practice, or (D) changed any accounting practices, except as mandated by the FASB.

         6.09     COMPLIANCE WITH LAWS.

                  (a) Each of BankUnited and its Subsidiaries is in compliance with all laws, rules, regulations, policies, guidelines, reporting and licensing requirements and orders applicable to its business or to its employees conducting its business, and with its internal policies and procedures except for failures to comply which will in the aggregate not result in a Material Adverse Effect on BankUnited.

                  (b) Neither BankUnited nor any of its Subsidiaries has received any notification or communication from any agency or department of any federal, state or local government, including, the OTS, the FDIC, and the staffs thereof (collectively, the "Regulatory Authorities") (i) asserting that any of BankUnited or its Subsidiaries is not in substantial compliance with any of the statutes, regulations, or ordinances which such agency, department or Regulatory Authority enforces, or the internal policies and procedures of such company, (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to the Condition of BankUnited and its Subsidiaries on a consolidated basis, (iii) requiring or threatening to require BankUnited or any of its Subsidiaries, or indicating that BankUnited or any of its Subsidiaries may be required to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to restrict or limit in any manner the operations of BankUnited or any of its Subsidiaries, including, without limitation, any restriction on the payment of dividends, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner the operations of BankUnited or any of its Subsidiaries, including, without limitation, any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence herein referred to as a "BankUnited Regulatory Agreement").

                  (c) Neither BankUnited nor any of its Subsidiaries has consented to or entered into any BankUnited Regulatory Agreement or memorandum of understanding.

                  (d) Neither BankUnited nor any of its Subsidiaries is required by Section 32 of FDIA to give prior notice to a federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

         6.10 ALLOWANCE FOR LOAN LOSSES. The Allowance shown on the consolidated statement of condition of BankUnited and its Subsidiaries as of September 30, 1997 included in the BankUnited Financial Statements and the Allowance shown on the consolidated statement of condition of BankUnited and its Subsidiaries, as of dates subsequent to the execution of this Agreement included in the BankUnited Financial Statements will be, in each case as of the dates thereof, adequate to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of BankUnited and its Subsidiaries; other extensions of credit (including letters of credit and commitments to make loans or extend credit) by BankUnited and its Subsidiaries; and the off balance sheet exposures, if any, of BankUnited and its Subsidiaries.

         6.11 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by BankUnited for inclusion in the Registration Statement or the Proxy Statement will, in the case of the Proxy Statement, when it is first mailed to the stockholders of Central contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements are made, not misleading or, in the case of the Registration Statement, when it becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, be false or misleading with respect to any material fact or omit to state any material fact necessary to correct any statement or remedy any omission in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that BankUnited is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Securities Laws.

         6.12 CAPITAL STOCK. At the Effective Time, and upon issuance pursuant to this Agreement the BankUnited Common Stock issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

         6.13 PROPERTIES. Except as disclosed in any Reporting Document filed since September 30, 1997 and prior to the date hereof and except for Liens arising, in the ordinary course of business after the date hereof, BankUnited and its Subsidiaries have good and marketable title, free and clear of all Liens that are material to the Condition of BankUnited and its Subsidiaries on a consolidated basis, to all their material properties and assets whether tangible or intangible, real, personal or mixed, reflected in the

BankUnited Financial Statements as being owned by BankUnited and its Subsidiaries as of the date hereof. All buildings, and all fixtures, equipment and other property and assets which are material to its business on a consolidated basis, held under leases or subleases by any of BankUnited or its Subsidiaries are held under valid instruments enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability affecting creditors rights generally and by general principles of equity (whether applied in a proceeding at law or in equity). Substantially all of BankUnited's and BankUnited's Subsidiaries' equipment in regular use has been adequately maintained and is in good serviceable condition, reasonable wear and tear excepted.

         6.14 TAX AND REGULATORY MATTERS. Neither BankUnited nor any of its Subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of
Section 368 of the Code; or materially impede or delay receipt of any approval referred to in Section 9.01.

         6.15 LITIGATION. There are no judicial proceedings of any kind or nature pending or, to the knowledge of BankUnited, threatened against BankUnited before any court or arbitral tribunal or before or by any governmental department, agency or instrumentality involving the validity of the BankUnited Common Stock, the transactions contemplated by this Agreement or which would result in a Material Adverse Effect on BankUnited.

         6.16 BROKERS AND FINDERS. Neither BankUnited nor any of its Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for BankUnited or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

         6.17 MATERIAL CONTRACT DEFAULTS. Neither BankUnited nor any of its Subsidiaries is, or has received any notice or has any knowledge that any party is, in default in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which BankUnited or any of its Subsidiaries is a party or by which BankUnited or any of its Subsidiaries or the assets, business or operations thereof may be bound or affected or under which it or its respective assets, business or operations receives benefits, except for those defaults which would not have, individually or in the aggregate, a Material Adverse Effect on BankUnited; and there has not occurred any event that with the lapse of time or the giving of notice of both would constitute such a default. No consent of any party to any contract to which BankUnited or any of its Subsidiaries is a party is required in connection with the consummation of the transactions contemplated by this Agreement.

         6.18 INSURANCE. BankUnited and each of its Subsidiaries are presently insured, and during each of the past five calendar years has been insured, for reasonable amounts against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, banker's blanket bond, liability (including directors and officers liability insurance) and other insurance maintained with respect to the assets or businesses of BankUnited and its Subsidiaries provide adequate coverage against all pending or threatened claims, and the fidelity bonds in effect as to which any of BankUnited or any of its Subsidiaries is a named insured are sufficient for their purpose, except where the failure to have such coverage would not have a Material Adverse Effect on BankUnited.

                                   ARTICLE VII

                CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME

         7.01 CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME. During the period from the date of this Agreement to the Effective Time, Central shall, and shall cause each of its Subsidiaries to, (i) conduct its business in the usual, regular and ordinary course consistent with past practice (other than transactions made pursuant to contracts in existence on the date hereof and described in Sections 7.01 or 7.02 of the Central Disclosure Schedule) and (ii) use its best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its officers and key Employees.

         7.02 FORBEARANCES OF CENTRAL. Except as required by law, regulation or Regulatory Authorities, during the period from the date of this Agreement to the Effective Time, Central shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of BankUnited (and Central shall provide BankUnited with prompt notice of any events referred to in this Section 7.02 occurring after the date hereof):

                  (a) other than in the ordinary course of business consistent with past practice since September 30, 1994 ("In the Ordinary Course"), incur any indebtedness for borrowed money (it being understood and agreed that incurrence of indebtedness In the Ordinary Course shall include, without limitation, the creation of deposit liabilities, purchases of federal funds, sales of certificates of deposit and entering into repurchase agreements), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or enter into any commitment to loan or make any loan or advance other than In the Ordinary Course;

                  (b) adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock; or issue any additional shares of capital stock, or any securities or obligations convertible into or exchangeable for any shares of its capital stock;

                  (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement;

                  (d) other than In the Ordinary Course or in connection with contracts in existence on the date hereof and described in Section 7.02 of the Central Disclosure Schedule, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity;

                  (e) enter into or terminate any contract or agreement involving annual payments in excess of $20,000 and which cannot be terminated without penalty upon 30 days notice, or make any change in, or extension of, any of its leases or contracts involving, annual payments in excess of $20,000 and which cannot be terminated without penalty upon 30 days notice;

                  (f) increase or modify in any manner the compensation or fringe benefits of any of its Employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such Employees, or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any Employee other than routine adjustments in compensation and fringe benefits In the Ordinary Course or accelerate the vesting of any stock options or other stock-based compensation;

                  (g) take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code;

                  (h) settle any claim, action or proceeding involving the payment of money damages in excess of $20,000, except In the Ordinary Course;

                  (i) amend its articles of incorporation or its bylaws;

                  (j) fail to maintain any Regulatory Agreements, material licenses and permits or to file in a timely fashion all federal, state, local and foreign tax returns;

                  (k) make any capital expenditures of more than $20,000 individually or $50,000 in the aggregate;

                  (1) fail to maintain each Central Benefit Plan or timely make all contributions or accruals required thereunder in accordance with GAAP applied on a consistent basis;

                  (m) issue any additional shares of Central capital stock;

                  (n) agree to, or make any commitment to, take any of the actions prohibited by this Section 7.02;

                  (o) purchase any securities other than in accordance with past practices; or

                  (p) purchase or originate any loans or issue letter of credit (excluding renewals or advances under existing credit facilities to their customers and their affiliates consistent with past practices) individually in an amount greater than $500,000;

                                  ARTICLE VIII

                              ADDITIONAL AGREEMENTS

         8.01     ACCESS AND INFORMATION.

                  (a) During the period from the date of this Agreement through the Effective Time:

                           (i) Each of Central and BankUnited shall, and shall
                  cause its Subsidiaries to afford the other, and their respective accountants, counsel and other representatives, reasonable access during normal business hours to their respective properties, books, contracts, tax returns, commitments and records at any time, and from time to time, for the purpose of conducting any review or investigation reasonably related to the Merger, and each of the parties will cooperate fully with all such reviews and investigations. The party seeking such access shall provide the other party with reasonable notice of such request.

                           (ii) BankUnited shall provide copies of its
                  Securities Reporting Documents to Central and its advisors for purposes of any review or report to its Board of Directors in evaluating the Merger.

                  (b) During the period from the date of this Agreement through the Effective Time, Central shall furnish to BankUnited (i) all Reports referred to in Section 5.18 promptly upon the filing thereof, (ii) a copy of each Tax Return filed by it and (iii) monthly and other interim financial statements in the form prepared by Central for its internal use. During this period, Central also shall notify BankUnited promptly of any material change in the Condition of Central or any of its Subsidiaries.

                  (c) During the period from the date of this Agreement through the Effective Time BankUnited shall promptly furnish to Central (i) all BankUnited Financial Statements referred to in Section 6.05(ii), (ii) a copy of each Tax Return filed by it and (iii) monthly and other interim financial statements in the form prepared by BankUnited for its internal use. During this period BankUnited also shall notify Central promptly of any material change in the Condition of BankUnited or any of its Subsidiaries.

                  (d) Notwithstanding the foregoing provisions of this Section 8.01, no investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation; provided, however, that if a party discovers information during the course of such investigation which may affect the party's decision to proceed with the Merger, then the party shall promptly advise the other party of its discovery and decision whether to complete or terminate the Merger.

                  (e) BankUnited agrees that it will keep confidential any information furnished to it in connection with the transactions contemplated by this Agreement, except to the extent that such information (i) was already known to BankUnited and was received from a source other than Central or any of its Subsidiaries, directors, officers, employees or agents, (ii) thereafter was lawfully obtained from another source, or (iii) is required to be disclosed by BankUnited or its agents or representatives to the SEC, the NASD, the OTS, the FDIC or any other governmental agency or authority, or is otherwise required to be disclosed by BankUnited or its agents or representatives by law. BankUnited agrees not to use such information, and to implement safeguards and procedures that are reasonably designed to prevent such information from being used, for any purpose other than in connection with the transactions contemplated by this Agreement.

                  (f) Central shall cooperate, and shall cause its Subsidiaries, accountants, counsel and other representatives to cooperate, with BankUnited and its accountants, counsel and other representatives, in connection with the preparation by BankUnited of any applications and documents required to obtain the Approvals which cooperation shall include providing all information, documents and appropriate representations as may be necessary in connection therewith.

                  (g) From and after the date of this Agreement, each of BankUnited and Central shall use its reasonable best efforts to satisfy or cause to be satisfied all conditions to their respective obligations under this Agreement. While this Agreement is in effect, neither BankUnited nor Central shall take any actions, or omit to take any actions, which would cause this Agreement to become unenforceable in accordance with its terms.

                  (h) Central shall provide to BankUnited as part of the Central Disclosure Schedule a list of deposits by officers, directors and holders of five percent (5%) or more of the Central Common Stock, as of December 22, 1997, which exceed for each such person in the aggregate $10,000. "Officers" shall mean vice-presidents and above.

         8.02     REGISTRATION STATEMENT; REGULATORY MATTERS.

                  (a) BankUnited shall (i) prepare and file with the SEC as soon as is reasonably practicable the Registration Statement necessary to register the shares of BankUnited's Common Stock to be issued pursuant to the Merger, (ii) use its best efforts to cause the Registration Statement to become effective, and (iii) take any action required to be taken under any applicable state blue sky or securities laws in connection therewith. Central and its Subsidiaries shall furnish BankUnited with all information concerning Central, its Subsidiaries and the holders of Central Common Stock as BankUnited may reasonably request in connection with the foregoing.

                  (b) BankUnited and Central shall cooperate and use their respective best efforts (i) to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties, Regulatory Authorities and other governmental authorities necessary to consummate the transactions contemplated by this Agreement, including, without limitation, any such approvals or authorizations required by the OTS and (ii) to cause the Merger to be consummated as expeditiously as reasonably practicable.

         8.03 STOCKHOLDERS' APPROVAL. Central shall call a meeting of its stockholders to be held as soon as practicable for the purpose of voting upon the Merger and related matters. The Board of Directors of Central shall submit for approval of its stockholders the matters to be voted upon at the Stockholders' Meeting, and shall recommend approval of such matters and use its best efforts (including, without limitation, soliciting proxies for such approvals) to obtain such stockholder approval. The covenants under this Section 8.03 are subject to the exercise by the Board of Directors of its fiduciary obligations.

         8.04 PRESS RELEASES. Prior to the public dissemination of any press release or other public disclosure of information about this Agreement, the Merger or any other transaction contemplated hereby, the parties to this Agreement shall mutually agree as to the form and substance of such release or disclosure.

         8.05 NOTICE OF DEFAULTS. Central and BankUnited shall each promptly notify the other of (i) any material change in its business, operations or prospects, (ii) any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority, (iii) the institution or the threat of material litigation involving such party, or
(iv) any event or condition that might be reasonably expected to cause any of its representations, warranties or covenants set forth herein not to be true and correct in all material respects as of the Effective Time.

         8.06 MISCELLANEOUS AGREEMENTS AND CONSENTS; AFFILIATES AGREEMENTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its respective best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as reasonably practicable, including, without limitation, using their respective best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. BankUnited and Central shall use their best efforts to obtain consents of all third parties and Regulatory Authorities necessary or, in the reasonable opinion of BankUnited or Central, desirable for the consummation of the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of BankUnited shall be deemed to have been granted authority in the name of Central to take all such necessary or desirable action.

         Without limiting the foregoing, Central will, at the request of BankUnited, take such actions, or forbear from taking such actions, as may be reasonably necessary to identify each of its "affiliates" for purposes of Rule 145 under the Securities Act and to cause each person so identified to deliver to BankUnited within 10 days after the execution of this Agreement a written agreement in the form attached hereto as Exhibit D providing that such person shall not sell, pledge, transfer or otherwise dispose of any capital stock to be received by such person as part of the BankUnited Common Stock received in exchange for Central capital stock, except in compliance with the applicable provisions of the Securities Act.

         8.07 INDEMNIFICATION OF CENTRAL . For three years after the Effective Time, BankUnited shall indemnify, defend and hold harmless the present and former officers, directors, employees and agents of Central and its Subsidiaries (each, an "Indemnified Party") after the Effective Time against all losses, expenses, claims, judgments, fines, damages or liabilities arising out of any claim, action, suit, proceedings or investigations arising out of any actions or omissions occurring on or prior to the Effective Time to the full extent then permitted under Florida law.

         At or prior to the Effective Time, BankUnited shall purchase $1 million of directors and officers liability insurance coverage for the Indemnified Parties with respect to costs that may be incurred by the Indemnified Parties, which coverage shall be for a term of three years commencing at the Effective Time and shall have a deductible of $50,000; provided, however, that in no event shall BankUnited expend in order to obtain such insurance, an amount in excess of a total of $15,000 in premiums (the "Maximum Amount") for coverage for such three year period. If the amount of the total premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, BankUnited shall use its reasonable best efforts to maintain the most advantageous policies (in terms of coverage) of directors and officers insurance for a total three year premium equal to the Maximum Amount.

         If BankUnited or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provision shall be made so that the successors and assigns of the BankUnited shall assume the obligations set forth in this Section 8.07.

         8.08 CERTAIN CHANGE OF CONTROL MATTERS. From and after the date hereof, Central shall take all action necessary so that the execution and delivery of this Agreement will not increase any benefits otherwise payable under any Central Benefit Plan.

         8.09 STOCK EXCHANGE LISTING. BankUnited shall use its best efforts to list, prior to the Effective Time, on the NASDAQ, upon official notice of issuance, the shares of BankUnited Common Stock to be issued to holders of Central capital stock in the Merger.

         8.10     EMPLOYEE BENEFITS.

                  (a) Central shall provide BankUnited in Section 8.10 of the Central Disclosure Schedule the names of all Central Employees (including full and part-time employees) as of the date of the Central Disclosure Schedule (the "Current Employees"), and, as to each Current Employee, such Current Employee's date of hire, current compensation, and current severance benefits.

                  (b) BankUnited and Central agree as follows:

                           (i) BankUnited shall offer, where possible, employment to the employees of Central and its subsidiary following the Effective Time. As soon as reasonably practicable after the date of this Agreement BankUnited and Central shall consult with each other in order for BankUnited in its sole discretion to determine which employees of Central will become employees of BankUnited after the Effective Time.

                           (ii) All employees of Central and their dependents, who are enrolled in a group health plan made available by Central, who would lose coverage in the event such employee's employment is terminated by Central or BankUnited in connection with the Merger, shall be eligible for group health coverage, consistent with the requirements of the Consolidated Omnibus Budget Reconciliation Act ("COBRA") requirements of the Internal Revenue Code and ERISA, as in effect on the date of such termination, for the applicable period set forth in the Internal Revenue Code. BankUnited agrees that any pre-existing condition, limitation or exclusion in its health plan shall not apply to Hired Employees (as hereinafter defined) or their covered dependents who are covered under a group health plan maintained by Central and who then change that coverage to the group health plan coverage offered by BankUnited at the time that such Continuing Employees are first given the option to enroll in BankUnited's group health plan.

                           (iii) All employees who accept employment with BankUnited as of the Effective Time ("Hired Employees") shall be eligible to participate in the employee benefit plans and other fringe benefits of BankUnited, including sickness benefit days and vacation days, on the same terms and conditions as those provided from time to time by BankUnited to its similarly situated officers and employees, giving effect, for eligibility and vesting of benefits, to years of service with Central as if such service were with BankUnited.

                  (iv) All employees who are not offered employment by BankUnited shall be entitled to receive payment in lieu of accrued vacation and sick days, consistent with Central past practice and policy.

         8.11 CERTAIN ACTIONS. No party shall take any action which would adversely affect or delay the ability of either BankUnited or Central to obtain any necessary approvals of any Regulatory Authority or other governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement. No party shall take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code.

         8.12 ACQUISITION PROPOSALS. Central shall not, and shall use its best efforts to cause its officers, directors and employees and any investment banker, attorney, accountant, or other agent retained by it or its Subsidiaries not to (i) initiate, encourage or solicit, directly or indirectly, the making of any proposal or offer (an "Acquisition Proposal") to acquire all or any significant part of the business and properties or capital stock of Central or its Subsidiaries, whether by merger, purchase of securities or assets, tender offer or otherwise (an "Acquisition Transaction"), or initiate, directly or indirectly, any contact with any person in an effort to or with a view towards soliciting any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to, an Acquisition Proposal. Notwithstanding the foregoing, Central may
(i) furnish or cause to be furnished information subject to a confidentiality agreement in a form satisfactory to BankUnited, (ii) in response to an Acquisition Proposal, issue a communication to its security holders of the type contemplated by Rule 14d-9(e) under the Exchange Act, and (iii) participate in discussions and negotiations directly and through its representatives with persons who have sought the same if, in each instance the Central Board determines, based as to legal matters on the written advice of outside legal counsel, that the failure to furnish such information or to negotiate with such entity or group or to take and disclose such position would be inconsistent with the proper exercise of the fiduciary duties of the Central Board. In the event Central receives an Acquisition Proposal or such discussions are sought to be initiated or continued with Central, it shall promptly inform BankUnited as to the material terms thereof.

         8.13 TERMINATION FEE. To compensate BankUnited for entering into this Agreement, taking action to consummate the transactions hereunder and incurring the costs and expenses related thereto and other losses and expenses, including the foregoing by BankUnited of other opportunities, Central and BankUnited agree as follows:

                  (a) Provided that BankUnited shall not be in material breach of its obligations under this Agreement (which breach has not been cured promptly following receipt of written notice thereof by Central specifying in reasonable detail the basis of such alleged breach), Central shall pay to BankUnited the sum of $550,000 (the "Termination Fee") plus reasonable out-of-pocket expenses, not in excess of $35,000 (including, without limitation, amounts paid or payable to banks and investment bankers, fees and expenses of counsel and printing expenses) (such expenses are hereinafter referred to as the "Expenses") incurred by BankUnited or any of its affiliates in connection with or arising out of transactions contemplated by this Agreement, regardless of when those expenses are incurred, if this Agreement is terminated (i) by BankUnited under the provisions of Section 10.01(d) and an Acquisition Event shall occur within nine (9) months from the date the Agreement is terminated, or (ii) by Central under the provisions of Section 10.01(g). BankUnited shall provide Central with an itemization of Expenses. If BankUnited is entitled to the Termination Fee and recovery of Expenses, the recovery of such sums shall be its sole remedy.

                  "Acquisition Event" shall mean any of the following: (i) any person or group (as defined in Section 13(d)(3) of the Exchange Act), other than BankUnited or any person or group who as of the date hereof own 25% or less of any class of equity securities, shall have acquired, pursuant to a tender offer, exchange offer or otherwise, beneficial ownership (including pursuant to the acquisition of options) of 50 % or more of any class of equity securities of Central; or (ii) any such person or group shall have received approval from the OTS to acquire ownership of 50 % or more of any class of equity securities of Central and (iii) the equivalent total consideration paid for whatever purpose to Central's selling shareholders on a pro rata basis, based on the number of shares sold or acquired, as the case may be, would exceed an amount equal to $19,714,499 if the pro rate consideration received or to be paid per share is multiplied by 450,000.

                  (b) Any payment required by paragraph (a) of this Section shall become payable within ten business days after termination of the Agreement.

                  (c) Central acknowledges that the agreements contained in this
         Section 8.13 are an integral part of the transactions contemplated in this Agreement, and that without these agreements, BankUnited would not enter into this Agreement; accordingly, if Central fails to promptly pay the Termination Fee or Expenses when due, Central shall in addition thereto pay to BankUnited all costs and expenses (including fees and disbursements of counsel) incurred in collecting such Termination Fee or Expenses, as the case may be, together with interest on the amount of the Termination Fee or Expenses (or any unpaid portion thereof) from the date such payment was required to be made until the date such payment is received by BankUnited at the prime rate as in effect from time to time during such period.

                                   ARTICLE IX

                                   CONDITIONS

         9.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each of BankUnited and Central to effect the Merger and the other transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

                  (a) The stockholders of Central shall have approved all matters relating to the Merger required under applicable law at the Stockholders' Meeting.

                  (b) This Agreement, the Merger, and the other transactions contemplated hereby shall have been approved by the OTS and any other Regulatory Authorities whose approval is required for consummation of the transactions contemplated hereby, which approvals are subject to no conditions that in the reasonable judgment of BankUnited would unduly restrict it or its Subsidiaries or affiliates in their respective spheres of operations and business activities after the Effective Time.

                  (c) The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order.

                  (d) Neither BankUnited nor Central shall be subject to any active litigation which seeks any order, decree or injunction of a court or agency of competent jurisdiction to enjoin or prohibit the consummation of the Merger and there shall be in effect no order, decree, or injunction of any court or agency of competent jurisdiction, directing that the consummation of the transactions contemplated by this Agreement be prohibited or enjoined.

                  (e) The shares of BankUnited Common Stock issuable pursuant to the Merger shall have been authorized for trading on the NASDAQ upon official notice of issuance.

                  (f) Holders of no more than ten percent of the outstanding capital stock of Central shall have exercised dissenters' rights under Florida law.

                  (g) Central and BankUnited shall have received an opinion of Counsel to BankUnited addressed to Central and BankUnited in form reasonably satisfactory to each of them, that for federal income tax purposes, the Merger will qualify as a reorganization under the provisions of Section 368 of the Code.

         9.02 CONDITIONS TO OBLIGATIONS OF CENTRAL TO EFFECT THE MERGER. The obligations of Central to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

                  (a) The Board of Directors of Central shall have approved this Agreement, the Merger and all matters related to the Merger.

                  (b) The representations and warranties of BankUnited set forth in Article VI hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time except to the extent such representations and warranties are by their express provisions made as of a specified date) and

         Central shall have received a certificate signed by the chairman and chief executive officer, executive vice president or other duly authorized officer of BankUnited to that effect.

                  (c) BankUnited shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Central shall have received a certificate signed by the chairman and chief executive officer, executive vice president or other duly authorized officer of BankUnited to that effect.

                  (d) No event, occurrence, or circumstance shall have occurred that would constitute a Material Adverse Effect as to BankUnited.

         9.03 CONDITIONS TO OBLIGATIONS OF BANKUNITED TO EFFECT THE MERGER. The obligations of BankUnited to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

                  (a) The Board of Directors of BankUnited shall have approved this Agreement, the Merger and all matters related to the Merger, including the issuance of the BankUnited Common Stock.

                  (b) The representations and warranties of Central set forth in
         Article V hereof shall be true and correct in all material respects as of the date of this Agreement as of the Effective Time (as though made on and as of the Effective Time except to the extent such representations and warranties are by their express provisions made as of a specified date) and BankUnited shall have received a certificate signed by the chairman or the chief executive officer or other duly authorized officer of Central to that effect.

                  (c) Central shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and BankUnited shall have received a certificate signed by the chairman or the chief executive officer or other duly authorized officer of Central to that effect.

                  (d) BankUnited shall have received an opinion of counsel for Central addressed to BankUnited and in form reasonably satisfactory to it as to the validity of the approvals of the Merger by the directors and stockholders of Central .

                  (e) No event, occurrence, or circumstance shall have occurred that would constitute a Material Adverse Effect as to Central.

                  (f) As of the Effective Time the Closing Net Worth shall not be less than $10,000,000.

                                    ARTICLE X

                                   TERMINATION

         10.01 TERMINATION. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement, the Merger and the other transactions contemplated hereby by the stockholders of BankUnited and Central or both, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                  (a) by Central if the FMV of BankUnited Common Stock is less than $9.50 per share, or by either party if the FMV of BankUnited Common Stock is less than $9 per share; or

                  (b) by mutual consent of the Board of Directors of BankUnited and the Board of Directors of Central; or

                  (c) by the Board of Directors of BankUnited or the Board of Directors of Central if (i) the OTS has denied approval of the Merger and such denial has become final and nonappealable or has approved the Merger subject to conditions that in the reasonable judgment of BankUnited would unduly restrict it or its subsidiaries or affiliates in their respective spheres of operations and business activities after the Effective Time or (ii) the Effective Time does not occur by June 30, 1998, unless said time is extended by written agreement of Central and BankUnited; or

                  (d) by BankUnited (if it is not in material breach of any of its obligations hereunder) pursuant to notice in the event of a breach or failure by Central that has a Material Adverse Effect in the context of the transactions contemplated hereby of any representation, warranty, covenant or agreement by Central contained herein which has not been, or cannot be, cured within 30 days after written notice of such breach is given to Central; provided, however, that except for warranties and representations set forth in Sections 5.01, 5.02, 5.03, 5.04(a) and 5.27 hereof, BankUnited may not terminate this Agreement on account of a breach of a warranty or representation made by Central in this Agreement, unless such breach (i) arises out of an event which occurs subsequent to December 22, 1997 or (ii) arises out of an event or state of facts which occurred or existed prior to the date hereof and which was not discovered during BankUnited's due diligence investigation of Central, which in the case of either (i) or (ii) hereof (x) constitutes or causes a material breach of a warranty and representation made by Central in this Agreement and (y) has a Material Adverse Effect; or

                  (e) by Central (if it is not in material breach of any of its obligations hereunder) pursuant to notice in the event of a breach or failure by BankUnited that is material in the context of the transactions contemplated hereby of any representation, warranty, covenant or agreement by BankUnited contained herein which has not been, or cannot be, cured within 30 days after written notice of such breach is given to BankUnited; or

                  (f) by either party if the stockholders of Central fail to approve the Merger at the Stockholder's Meeting; or

                  (g) by Central if (i) there shall not have been a material breach of any covenant or agreement on the part of Central under this Agreement and (ii) prior to the Effective Time, a corporation, partnership, person or other entity or group shall have made a bona fide Acquisition Proposal that the Central Board determines in its good faith judgment and in the exercise of its fiduciary duties, based as to legal matters on the reasonable advice of legal counsel and as to financial matters on the reasonable advice of an investment banking firm of national reputation, is more favorable to the Central stockholders than the Merger and that the failure to terminate this Agreement and accept such alternative Acquisition Proposal would be inconsistent with the proper exercise of such fiduciary duties; provided, however, that termination under this clause (ii) shall not be deemed effective until payment of the Termination Fee required by
         Section 8.13.

                  (h) by BankUnited if the Closing Net Worth is less than $10,000,000.

         10.02    INTENTIONALLY DELETED

         10.03 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.01, this Agreement shall become void and have no effect, except that (i) the provisions of Section 8.01(e), 8.13, 10.03 and Section 11.01 shall survive any such termination and abandonment, and (ii) no party shall be relieved or released from any liability arising out of an intentional breach of any provision of this Agreement.

         10.04 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS FOLLOWING THE EFFECTIVE TIME. The parties hereto agree that none of the respective representations, warranties, obligations, covenants and agreements of the parties contained in this Agreement except for Sections 3.01(c), 4.01, 8.01(e) and 8.13 or in any certificate, document or instrument delivered in connection herewith, shall survive the Effective Time, regardless of any investigation made by the parties hereto.

                                   ARTICLE XI

                               GENERAL PROVISIONS

         11.01 EXPENSES. Unless otherwise agreed by the parties in writing, each party hereto shall bear its own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger, except that BankUnited and Central shall divide equally all printing expenses and filing fees incurred in connection with this Agreement, the Registration Statement and the Proxy Statement. In no event shall Central's share exceed $35,000.00.

         11.02 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated hereunder and thereunder, and such agreements supersede all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Other than as expressly set forth in this Agreement, nothing in this Agreement, expressed or implied, is intended to confer upon any individual, corporation or other entity, other than BankUnited, Central and the Surviving Corporation, or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         11.03 AMENDMENTS. To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by each of BankUnited and Central ; provided, however, that the provisions hereof relating to the manner or basis in which shares of Central capital stock will be exchanged for the BankUnited Common Stock shall not be amended after the Stockholders' Meeting without any requisite approval of the holders of the issued and outstanding shares of Central capital stock entitled to vote thereon.

         11.04 WAIVERS. Prior to or at the Effective Time, each of BankUnited and Central shall have the right to waive any default in the performance of any term of this Agreement by the other, to waive or extend the time for the compliance or fulfillment by the other of any and all of the other's obligations under this Agreement and to waive any or all of the conditions precedent to its obligations under this Agreement, except any condition which, if not satisfied, would result in the violation of any law or applicable governmental regulation.

         11.05 NO ASSIGNMENT. None of the parties hereto may assign any of its rights or delegate any of its obligations under this Agreement to any other person or entity. Any such purported assignment or delegation that is made without the prior written consent of the other parties to this Agreement shall be void and of no effect.

         11.06 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, overnight delivery service or by registered or certified mail, postage prepaid to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

Central :          Central Bank
                   1428 Brickell Avenue
                   Suite 105
                   Miami, FL 33131
                   Attention: Dr. Ernest M. Halpryn, Chairman of the Board

Copy to Counsel:   Greenberg, Traurig, et. al.
                   1221 Brickell Avenue
                   Miami, FL 33131
                   Attention: David S. Kenin, Esq.

BankUnited:        BankUnited Financial Corporation
                   255 Alhambra Circle
                   Coral Gables, Florida  33134
                   Attention: Alfred R. Camner, Chairman of the Board and President
                              Samuel A. Milne, Executive Vice President and
                              Chief Financial Officer

Copy to Counsel:              Stuzin and Camner, P.A.
                              550 Biltmore Way, Suite 700
                              Coral Gables, Florida 33134
                              Attention:  Marsha D. Bilzin, Esq.

         11.07 SPECIFIC PERFORMANCE. The parties hereby acknowledge and agree that the failure of either party to fulfill any of its covenants and agreements hereunder, including the failure to take all such actions as are necessary on its part to cause the consummation of the Merger, will cause irreparable injury for which damages, even if available, will not be an adequate remedy. Accordingly, except where a Termination Fee has been tendered as provided in
Section 8.13 , each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of the other party's obligations hereunder and to the granting by any such court of the remedy of the specific performance hereunder.

         11.08 GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Florida.

         11.09 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

         11.10 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         11.11 SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement, or in any other instrument referred to herein, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

         IN WITNESS WHEREOF, BankUnited and Central have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                         BANKUNITED FINANCIAL CORPORATION



                                         By:/s/ JAMES A. DOUGHERTY
                                            ---------------------------------
                                            James A. Dougherty
                                            Executive Vice President and
                                            Chief Operating Officer



                                         CENTRAL BANK

                                         By: /s/ ERNEST M. HALPRYN
                                            ---------------------------------
                                            Ernest M. Halpryn
                                            Chairman of the Board

                                    EXHIBIT A

                                                                 TERM
NAME AND ADDRESS                                                EXPIRES
----------------                                                -------

DIRECTORS
---------

Allen M. Bernkrant                                                  1999
P.O. Box 56-1122
Miami, FL 33256-1122

Lawrence H. Blum                                                    1998
SunTrust Building - 10th Floor
1 Southeast Third Avenue
Miami, FL 33131

Alfred R. Camner                                                    1998
255 Alhambra Circle
Coral Gables, FL 33134

James A. Dougherty                                                  1998
255 Alhambra Circle
Coral Gables, FL 33134

Earline G. Ford                                                     1999
255 Alhambra Circle
Coral Gables, FL 33134

Bruce D. Friesner                                                   1999
5431 North 36th Court
Hollywood, FL 33021

Patricia L. Frost                                                   1998
4400 Biscayne Boulevard
Miami, Florida 33137

Marc D. Jacobson                                                    2000
3050 Biscayne Boulevard
Fourth Floor
Miami, FL 33137

Marc Lipsitz                                                        2000
550 Biltmore Way
Suite 700
Coral Gables, FL  33134

Neil Messinger, M.D.                                                2000
10801 S.W. 93rd Court
Miami, FL  33176

Anne W. Solloway                                                    2000
8124 S.W. 87th Terrace
Miami, FL 33143

                                    EXHIBIT B

CURRENT BANKUNITED LOCATIONS:
----------------------------

CORAL GABLES CORPORATE OFFICE
         255 Alhambra Circle
         Coral Gables, Florida 33134
         (305) 569-2000

DADE COUNTY

         Coral Gables branch
                  255 Alhambra Circle
                  Coral Gables, Florida  33134

         South Miami branch
                  6075 Sunset Drive
                  South Miami, Florida 33143

BROWARD COUNTY

         Coconut Creek branch
                  4913 Coconut Creek Parkway
                  Coconut Creek, Florida  33063

         Coral Springs branch
                  1307 University Drive
                  Coral Springs, Florida  33071

         Deerfied Beach branch
                  2201 West Hillsboro Boulevard
                  Deerfield Beach, Florida  33442

         Hallandale branch
                  501 Golden Isles Drive
                  Hallandale, Florida 33009

         Hollywood branch
                  4350 Sheridan Street
                  Hollywood, Florida  33021

         Lauderdale-by-the-Sea branch
                  227 Commercial Boulevard
                  Lauderdale-by-the-Sea, Florida  33308

         Pembroke Pines branch
                  100 South Flamingo Road
                  Pembroke Pines, Florida  33027

         Pompano Beach branch
                  1313 North Ocean Boulevard
                  Pompano Beach, Florida  33062

         Tamarac branch
                  5779 North University Drive
                  Tamarac, Florida  33321

PALM BEACH COUNTY

         Boca Hamptons
                  9050 Kimberly Boulevard, Suite 68
                  Boca Raton, Florida  33434

         Boca Raton branch
                  21222 St. Andrews Boulevard
                  Boca Raton, Florida  33434

         Boynton Beach branch
                  117 N. Congress Avenue
                  Boynton Beach, Florida  33426

         West Delray Beach branch
                  7431-39 West Atlantic Avenue
                  Delray Beach, Florida  33446

         West Palm Beach branch
                  2911-C North Military Trail
                  West Palm Beach, Florida  33409

LOCATIONS TO BE ACQUIRED WITH CENTRAL BANK
------------------------------------------
         Main Office
         7970 N.W. 36 Street
         Miami, Florida 33166

         Coral Gables branch
                  999 Ponce de Leon Boulevard
                  Coral Gables, Florida 33134

         Palm Springs Mile Office
                  1291 West 49 Street
                  Hialeah, Florida 33012

         Palmetto Lake Office
                  16800 N.W. 67 Avenue
                  Hialeah, Florida 33015

                                    EXHIBIT C

BankUnited Financial Corporation
255 Alhambra Circle
Coral Gables, Florida 33134

         Re:      Proposed Merger with Central Bank

Gentlemen:

         The undersigned, directors of Central Bank, who are also stockholders in said Bank and the undersigned, Michael Weintraub (in his fiduciary capacity) and Phillip Frost, both of whom are stockholders in Central Bank, agree that they will vote their stock in favor of the proposed merger at the stockholders' meeting and that they will otherwise support the proposed merger.

                                              Very truly yours,

Date:                                         __________________________________

Date:                                         __________________________________

Date:                                         __________________________________

Date:                                         __________________________________

Date:                                         __________________________________

Date:                                         __________________________________

Date:                                         __________________________________

Date:                                         __________________________________

Date:                                         __________________________________

Date:                                         __________________________________

                                    EXHIBIT D

                          Rule 145 Affiliate Agreement
                            Pursuant to Section 8.06
                       of the Agreement and Plan of Merger

                                         Name (please print)___________________

December ___, 1997



BankUnited Financial Corporation
255 Alhambra Circle
Coral Gables, Florida  33134

Dear Madam or Sir:

         This letter is delivered to you in compliance with Section 8.06 of the Agreement and Plan of Merger, dated December __, 1997 (the "Agreement"), between BankUnited Financial Corporation ("BankUnited") and Central Bank ("Central"), providing for the merger (the "Merger") of Central with and into BankUnited.

         1. The undersigned represents and warrants to you that the shares of Class A Common Stock of BankUnited (the "BankUnited Stock"), which the undersigned shall receive in exchange for shares of common stock of Central are not being acquired by the undersigned with a view to their distribution except to the extent and in the manner provided for in paragraph (d) of Rule 145 under the Securities Act of 1933, as amended (the "Act"). The undersigned agrees that the undersigned will not sell, transfer or otherwise dispose of any shares of BankUnited Stock to be received by the undersigned in connection with the Merger unless (i) such sale, transfer, or other disposition has been registered under this Act, (ii) such sale, transfer, or other disposition is made in conformity with the volume and other applicable limitations of Rule 145 under the Act, or
(iii) the undersigned at the undersigned's expense delivers to BankUnited an opinion of counsel in form and substance reasonably satisfactory to BankUnited to the effect that the proposed transfer of BankUnited Stock does not violate the federal securities laws.

         2. The undersigned acknowledges that to the extent the undersigned believed necessary, the undersigned discussed this letter and any applicable limitations upon the resale of BankUnited Stock with either counsel for undersigned or counsel for Central. The undersigned agrees that BankUnited may place the legend set forth below on the certificate or certificates for any or all BankUnited Stock to be received by the undersigned in connection with the Merger and may file stop-transfer instructions with respect to such shares with the transfer agent for such shares. The undersigned understands that the legend set forth on the certificate or certificates for BankUnited Stock to be received by the undersigned shall be removed as well as the related stop-transfer instructions when such restrictions are no longer applicable to such shares.

         3. Pursuant to the provisions of the preceding paragraph, the certificate or certificates evidencing BankUnited Stock received by the undersigned may bear the following legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. NO TRANSFER OF SUCH SHARES SHALL BE VALID OR EFFECTIVE UNTIL THE CONDITIONS OF SUCH RULE HAVE BEEN FULFILLED."

                                                  Very truly yours,



                                                  ____________________________
                                                  Signature